Exhibit (j) under Form N-1A

Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated July 13, 2000, in the Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A No. 2-98237) of the Federated Intermediate Municipal Trust Fund, dated July 31, 2000.

/s/ Ernst & Young LLP
Boston, Massachusetts
July 24, 2000